UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 15, 2007

4Kids Entertainment, Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-7843 (Commission File Number)	13-2691380 (IRS Employer Identification No.)
1414 Avenue of the Americas, New York, New York 10019 (Address of principal executive offices, including zip code)

(212) 758-7666

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 15, 2007, 4Kids Entertainment, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Continental Stock Transfer & Trust Co., as Rights Agent. A brief summary of the Rights Agreement is set forth under “Item 3.03 -- Material Modification to Rights of Security Holders” below and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On August 15, 2007, the Board of Directors of the Company (the “Board”) declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $.01 per share (a “Common Share”), of the Company to stockholders of record at the close of business on August 27, 2007 (the “Record Date”). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $.01 per share (the “Series A Shares”), at a price of $55.00 (the “Purchase Price”), subject to adjustment. The Purchase Price must be paid in cash. The description and terms of the Rights are set forth in the Rights Agreement.

No separate Right Certificates will be distributed until the earlier to occur of: (a) ten days following a public announcement that an Acquiring Person (as defined below) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares; and (b) ten business days following the commencement of a tender offer or exchange offer if, upon consummation thereof, an Acquiring Person would be the beneficial owner of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date“). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

Prior to the Distribution Date, the Rights will be evidenced, with respect to any Common Shares outstanding as of the Record Date, by the certificates representing such Common Shares. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Shares. As soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. The Rights are not exercisable until the Distribution Date and will expire on August 14, 2017, unless earlier redeemed by the Company as described below.

In the event that a person or group of affiliated or associated persons (other than the Company and its affiliates, current holders of 15% or more of the outstanding Common Shares (unless such holder acquires an additional 0.5% of the outstanding Common Shares) or Alfred R. Kahn and his affiliated or associated persons (so long as they collectively own less than 25% of the outstanding Common Shares)) becomes the beneficial owner of 15% or more of the then outstanding Common Shares (an “Acquiring Person”), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon exercise, Common Shares (or, in certain circumstances, cash, assets or other securities of the Company) having a value equal to two times the Purchase Price.

In the event that, at any time following the first date of public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become such (the “Stock Acquisition Date”), (a) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (b) the Company engages in a merger or other business combination transaction or share exchange with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged or the Common Shares remain outstanding but constitute less than 50% of the shares outstanding immediately following the merger or business combination or (c) 50% or more of the Company’s assets, earning power or cash flow is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price.

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The Board may, at its option, at any time after a person or a group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and Affiliates and Associates of the Acquiring Person) for Common Shares at a ratio of one Common Share per Right, as adjusted. If the Board authorizes such an exchange, the Rights will immediately terminate and the only right of the holders of such Rights will be to receive the exchange shares.

Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the fourth and fifth paragraphs of this Item 3.03, any Rights that are beneficially owned by any Acquiring Person or the affiliates or associates of an Acquiring Person shall immediately become null and void.

The Purchase Price payable, and the number of Series A Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a dividend of Series A Shares on, or a subdivision, combination or reclassification of, the Series A Shares, (b) upon the grant to holders of the Series A Shares of certain rights or warrants to subscribe for Series A Shares or securities convertible into Series A Shares at less than the current market price of the Series A Shares or (c) upon the distribution to holders of the Series A Shares of debt securities, cash or assets (excluding regular quarterly cash dividends and dividends payable in Series A Shares) or of subscription rights or warrants (other than those referred to above).

At any time until the tenth business day following the Stock Acquisition Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will no longer be exercisable. In general, thereafter the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the Acquiring Person as set forth above.

Prior to the Distribution Date, any of the provisions of the Rights Agreement may be amended by the Board. Thereafter, certain other provisions of the Rights Agreement may be amended by action of the Board if such amendment does not adversely affect the interests of Continental Stock Transfer & Trust Co. or the holders of Rights (excluding the interests of any Acquiring Person).

As of August 15, 2007 there were approximately 13,211,532 Common Shares outstanding. Each outstanding Common Share on August 27, 2007 will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share, so that all such shares will have attached Rights. Thirty thousand (30,000) Series A Shares of the Company have been authorized.

The Rights have certain anti-takeover effects. The Rights will cause dilution to a person or group that attempts to acquire the Company (without conditioning the offer on any substantial number of Rights being simultaneously acquired) in a transaction which the Board of Directors does not approve as in the best interest of the Company and its shareholders.

The form of Rights Agreement between the Company and Continental Stock Transfer & Trust Co. specifying the terms of the Rights, along with Exhibit A thereto (the Certificate of Amendment to the Certificate of Incorporation of the Company), Exhibit B thereto (a form of Rights Certificate) and Exhibit C thereto (the Summary of Rights to Purchase Preferred Stock) are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On August 15, 2007, in connection with the Company entering into the Rights Agreement, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware. The Company’s Board of Directors authorized the filing of the Certificate of Amendment to the Certificate of Incorporation of the Company on August 15, 2007. Pursuant to the Certificate of Amendment to the Certificate of Incorporation of the Company, the Board authorized 30,000 shares of the Company’s Series A Preferred Stock, $.01 par value per share. See description set forth under “Item 3.03 Material Modification to Rights of Security Holders” for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Certificate of Amendment to the Certificate of Incorporation of the Company is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

On August 15, 2007, the Board of Directors of the Company approved and adopted the Amended and Restated By-Laws of the Company. A copy of the Amended and Restated By-Laws is attached as Exhibit 3.2 to this Current Report and is incorporated in its entirety herein.

Item 8.01	Other Events.

On August 15, 2007, a press release was issued by the Company announcing the adoption of the Rights Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Section 9 - Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Certificate of Incorporation of 4Kids Entertainment, Inc.
3.2	Amended and Restated By-Laws of 4Kids Entertainment, Inc.
4.1	Rights Agreement, dated as of August 15, 2007 between 4Kids Entertainment and Continental Stock Transfer & Trust Co., as Rights Agent.
99.1	Press release issued by 4Kids Entertainment, Inc., dated August 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4KIDS ENTERTAINMENT, INC.

August 15, 2007

By:  /s/  Bruce R. Foster

Bruce R. Foster

Executive Vice President, Treasurer, Chief Financial Officer and Principal Accounting Officer

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